THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

INTERACTIVE STRENGTH INC. CLMBR HOLDINGS LLC

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$4,000,000.00 November 11, 2024

FOR VALUE RECEIVED, the undersigned, INTERACTIVE STRENGTH INC., a Delaware corporation (“TRNR”) and CLMBR HOLDINGS LLC, a Delaware limited liability company (“CLMBR” and together with TRNR, collectively, the “Borrower”) hereby promises to pay to the order of TREADWAY HOLDINGS LLC, a Delaware limited liability company (the “Purchaser”), or its registered assigns (the “Holder”), the principal sum of FOUR MILLION DOLLARS AND 00/100 ($4,000,000.00) on the Maturity Date (as defined in the Purchase Agreement (as defined below)), except as otherwise set forth herein, and with interest thereon from time to time as provided herein.

1.
Purchase Agreement. This Secured Note (this “Note”) is issued in replacement and substitution of(and shall not constitute or effectuate a novation of) that certain Senior Secured Convertible Promissory Note issued by the Borrower, on the February 1, 2024, pursuant to that certain Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), dated as of February 1, 2024, by and among the Borrower, the Purchaser and the other persons from time to time party thereto, and is subject to the terms thereof. The Holder is entitled to the benefits of this Note and the Purchase Agreement, as the Purchase Agreement relates to this Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Purchase Agreement.
2.
Interest. The Borrower promises to pay interest on the sum of the principal amount of this Note plus overdue interest at the aggregate rate and in the manner and times set forth in the Purchase Agreement.
3.
Conversion. Notwithstanding the provisions set forth in the Note Purchase Agreement relating thereto, the Borrower and Holder hereby agree that solely with respect to the conversion of this Note, the provisions of Article X of the Note Purchase Agreement are superseded by the following provisions (and that the provisions of the Note Purchase Agreement are otherwise unmodified and in full force and effect):
(a)
Option to Convert. The Holder shall have the right, but not the obligation to elect to convert this Note, at any time, in whole or in part as set forth herein. This Note shall be convertible into that number of shares of common stock, par value $0.0001 per share of TRNR (the “Common Stock”) equal to the quotient resulting by dividing the outstanding principal balance of the Notes to be converted by the Conversion Price (any such shares upon conversion, the “Conversion Shares”). Each of the Borrower and the Holder agree that for purposes of this Note the “Conversion Price” shall mean $4.79 per share.

(b)
Procedure for Conversion. The Holder shall exercise its right to convert this Note into the Conversion Shares by delivering a written notice to TRNR in the form attached hereto as Exhibit A (a “Conversion Notice”) indicating its desire to convert all or a portion of this Note into Conversion Shares and the effective date of the conversion set forth in such Conversion Notice (the “Conversion Date”). Upon the applicable Conversion Date set forth in Conversion Notice, TRNR shall be deemed to have exchanged the Conversion Shares for that portion of the Obligations evidenced by this Note so converted, the Conversion Shares shall be issued to the Holder, without further action by any party, and on and after the Conversion Date the Holder shall be treated for all purposes as the record holder of such Conversion Shares. Following any Conversion Date the Holder shall note on Schedule 1 hereto the amount of interest and principal converted and the remaining principal and interest owing hereunder after the applicable conversion, which such notations shall be conclusive, absent manifest error. As soon as practicable after a conversion TRNR shall deliver, or cause to be delivered, to the Holder the Conversion Shares being acquired pursuant to such applicable conversion. TRNR shall deliver any Conversion Shares required to be delivered by TRNR under this Section 3(b) electronically through the Depository Trust Company or another established clearing corporation performing similar functions or if such Conversion Shares cannot be delivered electronically TRNR shall issue certificates of TRNR representing such Conversions Shares to the address indicated on the Conversion Notice.
(c)
Limitations on Conversion. Section 10.5 of the Purchase Agreement is hereby incorporated by reference mutatis mutandis.
4.
Repayment; Prepayment. The Borrower shall repay and may prepay the outstanding principal amount of this Note as set forth in the Purchase Agreement.
5.
Amendment. Amendments and modifications of this Note may be made only in the manner provided in the Purchase Agreement.
6.
Suits for Enforcement.
(a)
Subject to the terms and conditions of the Purchase Agreement, upon the occurrence and during the continuation of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether seeking specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.
(b)
The Borrower shall pay all costs of enforcement of this Note to the extent and in the manner set forth in the Purchase Agreement.
7.
Remedies Cumulative. No remedy conferred upon the Holder herein or in the Purchase Agreement is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Purchase Agreement or now or hereafter existing at law or in equity or by statute or otherwise.

8.
Transfer.
(a)
This Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Purchase Agreement and herein. The term “Holder” as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register (as defined below). Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.
(b)
The Borrower shall maintain a register (the “Note Register”) in its principal office for the purpose of registering this Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in this Note. Upon the issuance of this Note, the Borrower shall record the name and address of the Purchaser in the Note Register as the first Holder. Upon the surrender for registration of transfer or exchange of this Note as permitted under the Purchase Agreement at the principal office of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or the Holder’s attorney duly authorized in writing.
9.
Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower will promptly execute and deliver, in lieu thereof, a new Note of like tenor; provided, however, the Holder must provide a reasonable indemnity agreement in connection with any such replacement.
10.
Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.
11.
Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 13.2 of the Purchase Agreement.
12.
GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
13.
Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
14.
Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first written above.

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward Name: Trent Ward

Title: Chief Executive Officer

CLMBR HOLDINGS LLC

By: /s/ Trent Ward Name: Trent Ward

Title: Chief Executive Officer

Acknowledged and Agreed:

TREADWAY HOLDINGS LLC

By: /s/ Ron Friedman Name: Ron Friedman

Title: Authorized Signatory

[Amended and Restated Senior Secured Convertible Promissory Note]

EXHIBIT A

FORM OF CONVERSION NOTICE

Date: [ • ], 2024

Reference is made to that certain Amended and Restated Senior Secured Convertible Promissory Note issued by INTERACTIVE STRENGTH INC., a Delaware corporation (“TRNR”), and CLMBR HOLDINGS LLC, a Delaware limited liability company (“CLMBR” and together with TRNR, collectively, the “Borrower”), dated as of November 11, 2024 (the “Note”).

The undersigned hereby elects to convert principal, into common stock, par value $0.0001 per share (the “Common Stock”), of TRNR according to the conditions hereof, as of the date written below. If the Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by TRNR in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Stock.

The Conversion Price agreed among the undersigned and the Borrower in respect of such conversion is $0.0702 per share of Common Stock.

Conversion calculations:

Date of Conversion:
Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest (including Default Interest, if applicable) and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

Aggregate Conversion Amount to be Converted:
Please confirm the following information:
Conversion Price:	$4.79
Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

DTC Participant: Name of Registered holder DTC Number:

Account Number: By:

Tax ID: Name:

Title:

E-Mail Address:

Schedule 1 CONVERSION SCHEDULE

Reference is made to that certain Amended and Restated Senior Secured Convertible Promissory Note issued by INTERACTIVE STRENGTH INC., a Delaware corporation, and CLMBR HOLDINGS LLC, a Delaware limited liability company, dated as of November 11, 2024 (the “Note”).

This Conversion Schedule reflects conversions made under Section 3 of the above referenced Note.

Date of Conversion	Principal Amount of Conversion	Interest Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion	Interest Amount Remaining Subsequent to Conversion	Company Attest